April 4, 2014

Stalwart Tankers Inc.

7 Fragoklissias Street

Maroussi 15125

Athens, Greece

Re:	Stalwart Tankers Inc.

Ladies and Gentlemen:

We have acted as special tax counsel to Stalwart Tankers Inc., a Republic of the Marshall Islands corporation (the “Company”), in connection with the Company’s Registration Statement on Form F-1 (File No. 333-193961) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission on February 14, 2014, as thereafter amended or supplemented, with respect to the public offering of up to 14,375,000 of the Company’s common shares, par value $0.01 per share.

As special tax counsel to the Company, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus of the Company included in the Registration Statement. We also have obtained such additional information as we have deemed relevant and necessary from representatives of the Company. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based upon the foregoing, although the discussion in the Registration Statement under the heading “Tax Considerations – United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Company’s common shares, we hereby confirm that the statements of law (including the qualifications thereto) under such heading represent our opinion of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Company’s common shares, subject to certain assumptions expressly described in the Registration Statement under such heading.

April 4, 2014

Our opinion and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. The opinion expressed and the statements made herein are expressed and made as of the date hereof and we assume no obligation to update this opinion or advise you of changes in legal authorities, facts, assumptions or documents on which this opinion is based (or the effect thereof on the opinion expressed or the statements made herein) or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering the opinion set forth herein unless we are specifically engaged to do so.

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To ensure our compliance with certain IRS Treasury regulations, we hereby inform you that (i) this opinion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person and (ii) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

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We hereby consent to the summary of this opinion contained in the Registration Statement, the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. By such consent we do not concede that we are an “expert” for the purposes of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sidley Austin llp